EXHIBIT 10.44

                             CONTRIBUTION AGREEMENT


         CONTRIBUTION AGREEMENT ("Agreement") made as of the 9th day of March, 2000, between Entrade, Inc., a Pennsylvania corporation having its principal place of business at 500 Central Avenue, Northfield, IL 60093 ("Seller"), and AssetControl.com, LLC, a Delaware limited liability company having its principal place of business at 40 Westminster Street, Providence, Rhode Island 02903 ("Purchaser").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Seller is and has been engaged in the business of, among other things, developing and licensing computer software for use in providing electronic asset disposition services; and

         WHEREAS, Purchaser desires to acquire, and Seller desires to contribute a non-exclusive license to such software and services in exchange for certain membership interests in Purchaser; and

         WHEREAS, Purchaser is unwilling to consummate this Agreement unless Seller makes certain representations and warranties and agrees to indemnify Purchaser, all as herein provided.

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                          ARTICLE I - PURCHASE AND SALE

         Subject to the terms and conditions set forth in this Agreement, Seller hereby contributes, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby acquires and accepts from Seller, the assets and rights of Seller listed on Schedule I attached hereto as the same shall exist on the close of business on the date hereof (the "Closing Date") (the "Contributed Assets").

         ARTICLE II - MEMBERSHIP INTEREST AND ASSUMPTION OF LIABILITIES

         Section 2.1.  Membership Interest.

         In consideration of the contribution of Contributed Assets to Purchaser, Seller has obtained from Purchaser 380 membership units in Purchaser as described in the Operating Agreement of Purchaser of even date herewith among Seller, Purchaser and certain other parties signatory thereto (the "Operating Agreement").


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         Section 2.2.  Assumption by Purchaser.

         The Purchaser shall not assume or become liable for any of the Seller's liabilities, obligations, debts, contracts or other commitments of any kind whatsoever, known or unknown, fixed or contingent.

                          ARTICLE III - INDEMNIFICATION

         Section 3.1.  Indemnification by Seller.

         (a) Seller shall indemnify Purchaser, its officers, managers and members, and their respective heirs, successors and assigns (the "Purchaser
Eligible Parties") from and against and in respect of any and all losses, expenses, damages, deficiencies, costs, obligations, and liabilities, interest, additional taxes, fines, penalties, attorney's, accountant's, and other professional fees and costs and expenses incident to any suit, action or proceeding incurred or sustained, directly or indirectly, by any of the above-named parties, which arise out of, or result from: (i) Seller's failure to pay, discharge or perform any of its liabilities or obligations and (ii) breaches of or inaccuracies in the representations, warranties and covenants and agreements made by the Seller in this Agreement.

         (b) The foregoing obligations of Seller to indemnify any Purchaser Eligible Party set forth in subsection (a) shall be subject to and limited by the qualification that each of the representations, warranties, covenants and agreements made by Seller in this Agreement shall survive to the extent of the applicable statute of limitations for breach of such representation, warranty, covenant or agreement.

         Section 3.2.  Indemnification by Purchaser.

         (a) Purchaser shall indemnify Seller, its officers, directors and shareholders, and their respective heirs, successors and assigns (the "Seller Eligible Parties"), from and against, and in respect of any and all losses, expenses, damages, deficiencies, costs, obligations, and liabilities, interest, additional taxes, fines, penalties, attorney's, accountant's, and other professional fees and costs and expenses incident to any suit, action or proceeding incurred or sustained, directly or indirectly, by any of the above-named parties which arise out of, or result from: (i) breaches of or inaccuracies in the representations, warranties and covenants made by Purchaser in this Agreement; and (ii) any liabilities and obligations arising out of or in connection with the operation of the business of Purchaser.

         (b) The foregoing obligations of Purchaser to indemnify any Seller Eligible Party set forth in subsection (a) shall be subject to and limited by the qualification that each of the representations, warranties, covenants and agreements made by Purchaser in this Agreement shall survive to the extent of the applicable statute of limitations for breach of such representation, warranty, covenant or agreement.






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         Section 3.3  Notice and Right to Participate in Defense of Third  Party
         Claims.

         Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceedings in respect of which indemnity may be sought on account of an indemnity agreement contained in this
Article III, the party seeking indemnification (the "Indemnitee") will notify, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party from whom indemnification is sought (the "Indemnitor"), in writing, thereof. Except to the extent that the Indemnitor is prejudiced thereby, the omission of such Indemnitee so to notify promptly the Indemnitor of any such claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith, on account of the indemnity agreements contained in this Article III. In case any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against an Indemnitee, and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be fully and unconditionally entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnitor's cost, risk and expense; provided, further, that the Indemnitee may, at its own cost, participate therein, and in the settlement thereof, with counsel satisfactory to the Indemnitor, which approval shall not be unreasonably withheld. Each party will cooperate with the other parties in connection with any such claim, make personnel, books and records relevant to the claim available to the other parties, and grant such authorizations or limited powers of attorney to the agents, representatives and counsel of such other parties as such parties may reasonably consider desirable in connection with the defense of any such claim.

                           ARTICLE IV - OTHER ACTIONS

         Section 4.1.  Purchaser to Act as Agent for Seller.

         This Agreement shall not constitute an agreement to assign any claim, contract, permit or right if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of Seller thereunder. If such consent is not obtained, or if any attempted assignment would be ineffective or would affect Seller's rights thereunder so that the Purchaser would not in fact receive all such rights, then Purchaser may act as agent for Seller in order to obtain for Purchaser the benefits thereunder.

         Section 4.2.  Execution of Further Documents.

         From and after the Closing, upon the reasonable request of Purchaser, Seller shall execute, acknowledge and deliver all such further acts, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in the Purchaser and protect its right, title and interest in all of the Contributed Assets, and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.





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              ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that:

         Section 5.1.  Organization.

         Seller is a corporation duly organized, validly existing and in good corporate and tax standing under the laws of Pennsylvania with all requisite corporate power and authority to own and operate its properties and to carry out its business as now being conducted, to execute and deliver this Agreement and to consummate the transactions herein contemplated.

         Section 5.2.  Due Authorization.

         The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions herein contemplated have been duly authorized by all necessary action of Seller's Board of Directors and stockholders. This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, and
(c) the enforceability of the indemnity provisions contained herein may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions.

         Section 5.3.  No Violation.

         The execution and delivery of this Agreement and the consummation of the transactions contemplated herein are not contrary to any provisions contained in Seller's Articles of Incorporation or By-Laws and do not constitute, or with the passage of time will not constitute, a default under any agreement to which the Seller is a party or by which it is bound or to which any of the Contributed Assets are subject.

         Section 5.4.  Liens.

         All of the Contributed Assets are free and clear of all security interests, mortgages, pledges, liens, conditional sales agreements, leases, encumbrances, charges or claims of third parties of any nature whatsoever.

         Section 5.5.  Litigation.

         There are: (i) no pending or threatened suits or proceedings, at law or in equity, or before or by any governmental agency or arbitrator, and (ii) no unsatisfied or outstanding judgments, orders, decrees, or stipulations affecting Seller or the Contributed Assets or to which Seller is or may become a party which would constitute or result in a breach of any representation, warranty or agreement set forth in this Agreement or interfere with Seller's ability to perform under this Agreement or Purchaser's enjoyment of the Contributed Assets.





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         Section 5.6.  Taxes.

         Seller has paid all federal, state and local taxes required to be paid by Seller to the extent due, and all deficiencies, interest, penalties, or other additions to such taxes. Seller has filed all returns and reports concerning taxes that it has been required to file, which returns and reports accurately reflected the amounts of Seller's liability thereunder.

         Section 5.7.  Investment Representations.

         As of the date of this Agreement,

         (a) Seller is acquiring the membership interest for Seller's own account and not on behalf of any other person.

         (b) Seller is not acquiring the membership interest for purposes of distribution or with the present intent to resell or otherwise distribute such membership interest.

         (c) Seller has sufficient knowledge and experience in financial and business matters such that Seller is capable of evaluating the merits and risks of an investment in the Company and has a substantial net worth and annual income such that Seller is able to bear the economic risk of an investment in the Company, including the ultimate risk of a total loss of such investment.

         (d) Seller is aware of the financial condition of the Company, and has had the opportunity to investigate and ask questions of and receive answers and to obtain additional information from the Company or its representatives concerning the Company and its proposed plans, and does not have any unanswered questions regarding the same.

            ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller that:

         Section 6.1.  Organization.


         Purchaser is a limited liability company duly organized, validly existing and in good standing under the business and tax laws of Delaware with all requisite power and authority to own and operate its properties and to carry out its business as now being conducted, to execute and deliver this Agreement and to consummate the transactions herein contemplated.








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         Section 6.2.  Due Authorization.

         The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions herein contemplated have been duly authorized by all necessary action of Purchaser's Board of Managers and members, and Purchaser has delivered to Seller certified copies of actions authorizing the same. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of the indemnity provisions contained herein may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions.

         Section 6.3.  No Violation.

         The execution and delivery of this Agreement and the consummation of the transactions contemplated herein are not contrary to any provisions contained in Purchaser's Certificate of Formation or Operating Agreement and do not constitute, or with the passage of time will not constitute, a default under any agreement to which the Purchaser is a party or by which it is bound.

                        ARTICLE VII - GENERAL PROVISIONS

         Section 7.1 No Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

         Section 7.2 Notice. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been duly given if (i) sent by postage prepaid, United States first class, registered or certified mail, return receipt requested, or (ii) sent by a recognized overnight delivery service to the parties at their respective addresses specified above, or at such other address for a party as that party may specify by notice. Notice shall be effective upon receipt.

         Section 7.3 Miscellaneous. This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both parties to this agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the laws of the State of New York applicable to contracts made, accepted, and performed wholly within such state, without application of principles of conflicts of laws; (iii) together with the Certificate of Formation and Operating Agreement of the Company, constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties of this Agreement; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; and (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that no party may delegate any of its obligations under this agreement or assign this agreement, without the prior written consent of the other party.


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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                  ENTRADE, INC.


                                  By:_______________________________
                                  Title:____________________________


                                  ASSETCONTROL.COM, LLC


                                  By:_______________________________
                                  Title:____________________________




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                                   SCHEDULE I
                               Contributed Assets


         Nonexclusive license for certain computer software known as the Entrade Transaction Software, pursuant to an Entrade Standard Form Software License Agreement between Entrade and the Company substantially in the form attached, with such changes as may be mutually agreed to by the parties.

         Services.